UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Reliance Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	80-0030931
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2170 West Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

FIRST RELIANCE BANK EMPLOYEE STOCK OWNERSHIP PLAN

FIRST RELIANCE BANCSHARES, INC. 2003 STOCK INCENTIVE PLAN

(Full title of the plan)

F.R. Saunders Jr.

President and Chief Executive Officer

First Reliance Bancshares, Inc.

2170 West Palmetto Street

Florence, South Carolina 29501

(843) 656-5000

(Name, address, and telephone number of agent for service)

Copy to:

B.T. Atkinson, Esq.

Nelson Mullins Riley & Scarborough LLP

Bank of America Corporate Center, 42nd Floor

Charlotte, North Carolina 28202

Telephone: (704) 417-3000

Fax: (704) 377-4814

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

First Reliance Bancshares, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to deregister, as of the date hereof, the shares of its common stock, no par value (the “Common Stock”) originally registered by the Registrant pursuant to the Registration Statement on Form S-8 filed September 22, 2003, as amended by Post-Effective Amendment No. 1 thereto filed on June 30, 2008 (Registration No. 333-109020) (as amended, the “Registration Statement”), for the offer or sale under the First Reliance Bank Employee Stock Ownership Plan and First Reliance Bancshares, Inc. 2003 Stock Incentive Plan.

The Registrant has terminated all offerings of Common Stock pursuant to the Registration Statement. Accordingly, and in accordance with an undertaking made by Registrant in the Registration Statement, the Registrant hereby removes from registration any and all shares of Common Stock originally reserved under the First Reliance Bank Employee Stock Ownership Plan and First Reliance Bancshares, Inc. 2003 Stock Incentive Plan which are unsold as of the date hereof.

Item 8.	Exhibits

Exhibit No.	Description

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-8 filed September 22, 2003 (Registration No. 333-109020))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, First Reliance Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florence, State of South Carolina, on this 14th day of August, 2014.

FIRST RELIANCE BANCSHARES, INC.

By:	/s/ F.R. Saunders Jr.
F.R. Saunders Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ F.R. Saunders Jr.	President, Chief Executive Officer, and	August 14, 2014
F.R. Saunders Jr.	Director (Principal Executive Officer)

/s/ Jeffrey A. Paolucci	Chief Financial Officer, Senior Vice President,	August 14, 2014
Jeffrey A. Paolucci	and Director (Principal Financial and
Principal Accounting Officer)

/s/ Leonard A. Hoogenboom*	Director and Chairman of the Board	August 14, 2014
Leonard A. Hoogenboom

/s/ John M. Jebaily*	Director	August 14, 2014
John M. Jebaily

/s/ C. Dale Lusk*	Director	August 14, 2014
C. Dale Lusk

/s/ A. Dale Porter*	Director	August 14, 2014
A. Dale Porter

/s/ Paul C. Saunders*	Director	August 14, 2014
Paul C. Saunders

	Director	August 14, 2014
J. Munford Scott Jr.

	Director	August 14, 2014
James R. Lingle Jr.

	Director	August 14, 2014
Julius G. Parris

*By: /s/ Jeffrey A. Paolucci		August 14, 2014
Jeffrey A. Paolucci
Attorney-in-Fact